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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholders Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our reports on the Alliance Institutional Funds (comprising, respectively, the Alliance Premier Growth Institutional Fund, the Alliance Quasar Institutional Fund, the Alliance Real Estate Institutional Fund and the Alliance Special Equity Institutional Fund) dated December 2, 1999 which are included in this Registration Statement (Form N-1A Nos. 333-37177 and 811-08403) of Alliance Institutional Funds.


                                       /s/ERNST & YOUNG LLP

New York, New York
February 24, 2000



































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